CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-299121 on Form F-3 of our reports dated April 29, 2026, relating to the financial statements of Euroseas Ltd. and the effectiveness of Euroseas Ltd's internal control over financial reporting, appearing in the Annual Report on Form 20-F of Euroseas Ltd. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

October 22, 2026